UNITED STATE

SSECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2016 (February 9, 2016)

ACELITY L.P. INC.

(Exact name of registrant as specified in its charter)

Guernsey	333-184233-14	98-1022387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code: (210) 524-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1.	Indenture and First Lien Senior Secured Notes due 2021

Overview

On February 9, 2016, Kinetic Concepts, Inc. (“KCI”) and KCI USA, Inc. (“KCI USA,” and together with KCI, the “Issuers”), each a wholly-owned subsidiary of Acelity L.P. Inc. (the “Company” or “Acelity”), entered into an Indenture (the “Indenture”), by and among the Issuers, the Company, the other guarantors party thereto (together with the Company, the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), in connection with the issuance of $400 million aggregate principal amount of the Issuers’ 7.875% First Lien Senior Secured Notes due 2021 (the “Notes”) at an initial issue price of 100.000%. The Issuers intend to use the gross proceeds from the Notes to repay all amounts outstanding under the Senior Term E-2 Credit Facility due November 4, 2016, together with accrued interest, and to pay fees and expenses related to the repayment of the Senior Term E-2 Credit Facility due November 4, 2016 and the offering of the Notes and for general corporate purposes.

The Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act. The Notes and the related guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. This current report on Form 8-K (this “Current Report”) is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities.

Interest; Ranking; Guarantees; Security

The Notes will mature on February 15, 2021, and accrue interest at a rate of 7.875% per annum, payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on August 15, 2016.

The Notes are the Issuers’ and the Guarantors’ first lien senior secured obligations and rank (i) equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior debt, including borrowings under the Issuers’ existing senior secured credit facilities (the “Existing Credit Facilities”) and the Issuers’ 12.5% Senior Unsecured Notes due 2019 and 10.5% Second Lien Senior Secured Notes due 2018 (the “Existing Notes”); (ii) effectively senior to all of the Issuers’ and the Guarantors’ existing and future unsecured debt and junior lien debt, including the Existing Notes, to the extent of the value of collateral securing the Notes; (iii) senior in right of payment to all of the Issuers’ and the Guarantors’ existing and future subordinated debt; and (iv) structurally subordinated to all existing and future liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Notes are initially fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Company, Chiron Topco, Inc., Chiron Holdings, Inc., LifeCell Corporation and each of the Company’s other subsidiaries (other than the Issuers) to the extent such entities guarantee indebtedness under the Existing Credit Facilities or the Existing Notes. Upon the occurrence of certain events described in the Indenture, the Company and certain of its subsidiaries may be released from their guarantees of the Notes.

In connection with the issuance of the Notes, the Issuers and the Guarantors entered into a Security Agreement (the “Notes Security Agreement”) and an Intellectual Property Security Agreement (the “Notes IP Security Agreement”), each dated as of February 9, 2016, in favor of the Collateral Agent. Pursuant to the Notes Security Agreement and the Notes IP Security Agreement, amounts issued under the Notes are secured on a first priority basis by a perfected security interest in substantially all of the Issuers’ and the Guarantors’ tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of each of the Company’s direct and indirect wholly-owned material restricted subsidiaries, including the Issuers (limited, in the case of foreign subsidiaries and domestic foreign holding companies, to 65% of the voting capital stock of material foreign subsidiaries and domestic foreign holding companies).

Optional Redemption

The Issuers may redeem some or all of the Notes at any time prior to February 15, 2018 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium. On or after February 15, 2018, the Issuers may redeem some or all of the Notes at redemption prices equal to 103.938% through February 14, 2019, 101.969% from February 15, 2019 through February 14, 2020 and at par thereafter, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to February 15, 2018, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes, at a redemption price equal to 107.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings.

Change of Control

Upon the occurrence of certain kinds of changes of control specified in the Indenture, the Issuers will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants and Events of Default

The Indenture contains covenants that, among other things, restrict the ability of the Issuers and the Guarantors, to: (i) incur additional debt or issue preferred stock; (ii) make certain types of investments and other restricted payments; (iii) create liens; (iv) enter into transactions with affiliates; (v) sell assets; (vi) engage in certain mergers, consolidations and acquisitions; (vii) restrict dividends or other payments from subsidiaries; and (vii) pay dividends on stock or redeem or repurchase stock or subordinated debt. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on, if any, all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto, and the form of the Notes, a copy of which is filed as Exhibit 4.2 hereto, each of which is incorporated herein by reference.

2.	Credit Agreement Extension Amendments

On February 9, 2016, the Issuers and the Guarantors entered into (i) Amendment No. 7 (“Amendment No. 7”) to the Credit Agreement, dated as of November 4, 2011, as amended, supplemented or otherwise modified from time to time, by and among KCI, KCI USA (together, the “Co-Borrowers”), Chiron Guernsey L.P. Inc., Chiron Guernsey GP Co. Limited, Chiron Topco, Inc., Chiron Holdings, Inc., the lenders and other agents party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “Credit Agreement”) and (ii) Amendment No. 8 to the Credit Agreement (“Amendment No. 8” and, together with Amendment No. 7, the “Credit Agreement Extension Amendments”). The Credit Agreement Extension Amendments provide for, among other things, the extension of the maturity date of certain consenting lenders’ commitments under the Co-Borrowers’ revolving credit facility (the “Revolving Credit Facility”) to November 4, 2017. Promptly after the effectiveness of Amendment No. 7, the Co-Borrowers permanently reduced (the “Permanent Reduction”) a portion of the commitments under the Revolving Credit Facility of lenders that did not consent to extend the maturity date of their commitments under the Revolving Credit Facility via Amendment No. 7. In connection with the Credit Agreement Extension Amendments and the Permanent Reduction, certain lenders have provided incremental commitments under the Revolving Credit Facility (the “Incremental Revolving Commitments”), in a principal amount equal to the principal amount of the commitments subject to the Permanent Reduction, which such Incremental Revolving Commitments will have also a maturity date of November 4, 2017. After giving effect to the Credit Agreement Extension Amendments, the Permanent Reduction and the Incremental Revolving Commitments, the Co-Borrowers have aggregate commitments under the Revolving Credit Facility of approximately $171.3 million maturing on November 4, 2017, with an additional approximately $28.7 million in commitments under the Revolving Credit Facility continuing to mature on November 4, 2016.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of Amendment No. 7 and Amendment No. 8, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of February 9, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., the guarantors party thereto and Wilmington Trust, N.A., as trustee and as collateral agent.

4.2	Form of 7.875% First Lien Senior Secured Notes due 2021 (Included as Exhibit A to Exhibit 4.1).

10.1	Amendment No. 7 to the Credit Agreement, dated as of February 9, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., Chiron Guernsey GP Co. Limited, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders.

10.2	Amendment No. 8 to the Credit Agreement, dated as of February 9, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., Chiron Guernsey GP Co. Limited, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC.

By:	/s/ Eileen Passmore
	Name:	Eileen Passmore
	Title:	Authorized Signatory

Date:	February 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 9, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., the guarantors party thereto and Wilmington Trust, N.A., as trustee and as collateral agent.

4.2	Form of 7.875% First Lien Senior Secured Notes due 2021 (Included as Exhibit A to Exhibit 4.1).

10.1	Amendment No. 7 to the Credit Agreement, dated as of February 9, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., Chiron Guernsey GP Co. Limited, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders.

10.2	Amendment No. 8 to the Credit Agreement, dated as of February 9, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., Chiron Guernsey GP Co. Limited, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders.